As filed with the Securities and Exchange Commission on July 21, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CTI GROUP (HOLDINGS) INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0308583

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
CTI Group (Holdings) Inc.
333 North Alabama Street, Suite 240
Indianapolis, IN 46204
(Address of Principal Executive Offices; Zip Code)
CTI GROUP (HOLDINGS) INC.
STOCK INCENTIVE PLAN
(Full title of the plan)
Manfred Hanuschek
Chief Financial Officer
CTI Group (Holdings) Inc.
333 North Alabama Street, Suite 240
Indianapolis, IN 46204
(317) 262-4666
(Name and address of agent for service; telephone number,
including area code, of agent for service)
Copies to:
Alan Lieblich, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
(215) 569-5500
CALCULATION OF REGISTRATION FEE

			Proposed
			maximum
	Amount to be	Proposed maximum	aggregate	Amount of
Title of securities to be registered	registered(1)	offering price per share	offering price	registration fee
Class A Common Stock	3,000,000	$0.43 (2)	$1,290,000	$138.03

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of Class A common stock, par value $0.01 per share (“Common Stock”), set forth below, an indeterminate number of shares of Common Stock which, by reason of certain events specified in CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”), may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. 3,000,000 shares of Common Stock authorized for issuance under the Plan are being registered at a price of $0.43 per share, which represents the closing sale price of Common Stock on the Over-the-Counter Bulletin Board on July 20, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
     CTI Group (Holdings) Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) in order to register 3,000,000 shares of Class A common stock, par value $.01 per share (“Common Stock”), under the Company Stock Incentive Plan (the “Plan”).
     The document(s) containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to the participants in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plan are available without charge by contacting:
CTI Group (Holdings) Inc.
333 North Alabama Street, Suite 240
Indianapolis, IN 46204
(317) 262-4666
Attention: Manfred Hanuschek,
Chief Financial Officer

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:
(i)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the Commission on March 30, 2006;
(ii)	The Company’s Current Report on Form 8-K filed with the Commission on February 3, 2006;
(iii)	The Company’s Current Report on Form 8-K filed with the Commission on February 9, 2006;
(iv)	The Company’s Current Report on Form 8-K filed with the Commission on April 6, 2006;
(v)	The Company’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2006; and
(vi)	The description of the Company’s Common Stock, which is incorporated by reference to the Current Report on Form 8-K filed with the Commission on November 13, 2002, and all amendments or reports filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.
     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.	Description of Securities.
     Not Applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not Applicable.

Item 6.	Indemnification of Directors and Officers.
     The Amended Bylaws, as amended (the “Bylaws”), of the Company provide for indemnification of its directors and officers to the full extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). Section 145 of the DGCL provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.
     Section 145 of the DGCL provides that a company may pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding upon an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Bylaws of the Company provide that the Company shall pay such expenses.
     The Company has obtained insurance to cover the Company’s directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

Item 7.	Exemption from Registration Claimed.
     Not Applicable.

Item 8.	Exhibits.
     The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Regulation S-B Exhibit Number	Description
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).
99.1	CTI Group (Holdings) Inc. Stock Incentive Plan (incorporated by reference to Appendix III to the Company’s definitive proxy statement filed with the Commission on November 23, 2005).

Item 9.	Undertakings.
     (a) The undersigned Registrant hereby undertakes that it will:
1.	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	Include any additional or changed material information on the plan of distribution.
2.	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, Indiana as of July 21, 2006.

CTI GROUP (HOLDINGS) INC.
By:	/s/ John Birbeck
John Birbeck, Chairman, President and Chief
Executive Officer (Duly Authorized Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Birbeck, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

Signature	Capacity	Date
/s/ John Birbeck John Birbeck	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2006
/s/ Manfred Hanuschek Manfred Hanuschek	Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2006
/s/ Harold Garrison Harold Garrison	Director	July 21, 2006
/s/ Rupert Armitage Rupert Armitage	Director	July 21, 2006
/s/ Bengt Dahl Bengt Dahl	Director	July 21, 2006
/s/ Thomas Grein Thomas Grein	Director	July 21, 2006
/s/ Salah Osseiran Salah Osseiran	Director	July 21, 2006

EXHIBIT INDEX

Regulation S-B Exhibit Number	Description
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).
99.1	CTI Group (Holdings) Inc. Stock Incentive Plan (incorporated by reference to Appendix III to the Company’s definitive proxy statement filed with the Commission on November 23, 2005).